Exhibit 4.4

Sera Prognostics, Inc.

Public Offering of Common Stock

, 2021

Citigroup Global Markets Inc.

Cowen and Company, LLC

William Blair & Company, L.L.C.

  As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, Illinois 60606

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Sera Prognostics, Inc., a Delaware corporation (the “Company”), and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.0001 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission (“SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Restricted Period”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

The provisions of the immediately preceding paragraph shall not apply to or prohibit any of the following:

(i)	transfers of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock as a bona fide gift or gifts;

(ii)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of the beneficiary of such trust, in each case, in a transaction not involving a disposition for value;

(iii)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock to any corporation, partnership, limited liability company or other entity, all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned, in a transaction not involving a disposition for value;

(iv)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; provided that if a filing pursuant to Section 16(a) of the Exchange Act is required in connection with such transfer or disposition, such filing shall describe the nature of the transfer;

(v)	distributions of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock to partners, members or stockholders of the undersigned;

(vi)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock pursuant to a bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change in Control (defined herein), provided that in the event that such tender offer, merger, consolidation, business combination, stock purchase or similar transaction or series of related transactions is not completed, the shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock held by the undersigned shall remain subject to the restrictions set forth herein;

(vii)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or court order; provided that if a filing pursuant to Section 16(a) of the Exchange Act is required in connection with such transfer or disposition, such filing shall describe the nature of the transfer;

(viii)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(ix)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock pursuant to any contractual arrangement described in the final prospectus relating to the Offering (the “Prospectus”) that provides for the repurchase by the Company of securities of the Company held by the undersigned in connection with the termination of the undersigned’s employment with, or service to, the Company; provided that if a filing pursuant to Section 16(a) of the Exchange Act is required in connection with such transfer or disposition, such filing shall describe the nature of the transfer; and

(x)	transfers or dispositions of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock by surrender or forfeiture of shares of Common Stock or other securities of the Company to the Company to satisfy tax withholding obligations upon exercise or vesting or the exercise price upon a cashless net exercise, in each case, of stock options, restricted stock, other equity awards, warrants or other rights to acquire shares of Common Stock as described in the Prospectus; provided that if a filing pursuant to Section 16(a) of the Exchange Act is required in connection with such transfer or disposition, such filing shall describe the nature of the transfer;

provided, that in the case of any transfer, disposition or distribution pursuant to clause (i), (ii), (iii), (iv), (v), (vii) or (viii), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter; and provided further that, in the case of any transfer, disposition or distribution pursuant to clause (i), (ii), (iii), (v) or (viii), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than a filing on a Form 5 or Schedule 13F made after the expiration of the restrictions set forth herein). For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and “Change in Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, in each case occurring subsequent to the Offering, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

Notwithstanding the restrictions imposed by this letter, the undersigned may, without the prior written consent of the Representatives, (a) exercise an option to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company or exercise outstanding warrants to purchase shares of the Company’s capital stock, provided that the underlying shares issuable upon exercise thereof shall continue to be subject to the restrictions on transfer set forth in this letter, (b) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for any transfers of Common Stock, and no filing with the SEC or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith, in each case during the period that the restrictions set forth herein are in effect, (c) transfer or dispose of shares of Common Stock purchased in the Offering from the Underwriters (other than any issuer-directed shares of Common Stock purchased in the Offering by an officer or director of the Company) or on the open market following the Offering and (d) convert outstanding shares of preferred stock, warrants to acquire preferred stock or convertible securities or warrants to acquire shares of Common Stock into shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the restrictions on transfer set forth in this letter.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that, during the Restricted Period, the Representatives agree to an Exception (as defined below), the Representatives shall be deemed to have also granted the same Exception with respect to the prohibitions set forth in this agreement that would otherwise have applied to the undersigned with respect to the same percentage of the undersigned’s shares of Common Stock as the relative percentage of aggregate shares held by such party benefitting from the Exception that are being transferred pursuant to such Exception. The provisions of this paragraph will not apply unless and until the Representatives have granted an Exception with respect to more than 1.5%, in the aggregate (or more than 1% of outstanding shares of Common Stock with respect to any individual holder), of outstanding shares of Common Stock subject to this agreement or a similar letter agreement, provided, however, that this 1.5% “de minimis” exception shall not apply to an Exception granted to a director or officer of the Company (and for the avoidance of doubt, an Exception granted to a director or officer of the Company would cause an Exception to be automatically granted with respect to the undersigned’s shares of Common Stock in accordance with the first sentence hereof) unless such waiver is granted due to financial hardship as reasonably determined by the Representatives or if the Exception is effective solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this Agreement. Furthermore, if the release, in full or in part, of any shares of Common Stock from the restrictions of this agreement is in connection with an underwritten follow-on offering that includes such released shares (a “Follow-On Offering”), then the shares of Common Stock held by the undersigned shall be released only to the extent that the undersigned has a contractual right to demand or require the registration of the undersigned’s Common Stock or otherwise “piggyback” on a registration statement filed by the Company in connection with the Follow-On Offering, and the undersigned agrees to participate as a selling stockholder in the Follow-On Offering and to sell any of the shares of Common Stock released from the restrictions of this agreement in such Follow-On Offering, provided that the undersigned enters into a new lock-up letter with the underwriters with respect to the shares of Common Stock that are not being released, upon terms and conditions reasonably satisfactory to the underwriters but with restrictions that will be no more restrictive than those set forth herein (other than that the expiration of the new lock-up shall be until the later of the Restricted Period hereunder or 90 days from the date of such Follow-On Offering). In the event that, as a result of this paragraph, any of the undersigned’s shares of Common Stock are released from the restrictions imposed by this agreement, the Company shall use its commercially reasonable efforts to notify the undersigned within three business days after the Company has been advised by the Representatives of such release that the same percentage of shares of Common Stock held by the undersigned has been released, provided that the failure to give such notice shall not give rise to any claim or liability against the Company or the underwriters. For purposes of this Letter Agreement, an “Exception” shall mean any release or waiver (no matter how effectuated, including through an amendment, a new agreement or otherwise) by the Representatives during the Restricted Period of any prohibition set forth in this Letter Agreement or a similar letter agreement on the disposition or transfer of Common Stock held by any person or entity that beneficially owns 1% or more of the outstanding shares of Common Stock (each, a “Significant Holder”), any director of the Company or any officer of the Company.

This letter shall automatically terminate and the undersigned shall be released from all obligations under this letter upon the earliest to occur, if any, of (i) either the Company, on the one hand, or the Representatives, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, (ii) the Underwriting Agreement being terminated prior to the Closing Date (as defined in the Underwriting Agreement), (iii) the registration statement filed with the SEC with respect to the Offering being withdrawn and (iv) September 30, 2021 in the event that the Underwriting Agreement has not been executed by such date.

This letter and any claim, controversy or dispute arising under or related to this letter will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Offering. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Yours very truly,

By:	/s/ Marcin Czernik
Name:	Marcin Czernik
Title:	Director, Chione Limited

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